BIOHEART

The New Generation Company
in the
Regenerative Medicine/Cellular Therapy Industry
February 2015

BIOHEART

Strategy Statement

Bioheart's mission is to advance to market novel regenerative medicine and cellular therapy products and services that substantially benefit humankind. Our strategic plan is to maximize shareholder value through the research, development and marketing of a mix of educational services, animal health products, personalized medicine treatments and future, prescription based curative therapies that provide a unique opportunity for immediate, sustainable and dynamic revenue growth. Our goal is to build and grow our business through the profits we generate eliminating the need for an endless stream of dilutive financings. Bioheart is the new generation company in the regenerative medicine/cellular therapy industry.

Comprehensive Mix of Products, Services and Therapeutic Pipeline

BIOHEART

Consumer and Physician Education	Animal Health	Personal Medicine	Prescription Therapeutics
U.S. STEM CELL TRAINING	vetbiologics	U.S. STEM CELL CLINIC	BIOHEART

BIOHEART

Market Potential

Immediately Available: 2015+ | **Future: 2020 +**


U.S. STEM CELL TRAINING
vetbiologics
U.S. STEM CELL CLINIC
BIOHEART
$2.5 to $5.0 Mil.
$20 to $30 Million
$75to $100 Million
$750 Million to $1.5 Billion

Estimated Potential Peak Annual Sales by Segment in $USD

Business Strategy

Expand our revenues and funnel profits from currently marketed products and services into our clinical development programs eliminating the need for dilutive financings.



vetbiologics
U.S. STEM • CELL CLINIC
U.S. STEM • CELL TRAINING
BIOHEART

U.S. STEM • CELL TRAINING

The leader in continuing medical education (CME) training courses, workshops and seminars in stem cell technology and applied techniques for healthcare professionals: www.usstemcelltraining.com

- Monthly courses covering in-clinic regenerative medicine techniques using adipose stem cells, bone marrow stem cells, and platelet rich plasma
- Courses are held globally, extending the Company's reach to the best and brightest stem cell clinicians

2015 strategy is to align course pricing with CME industry increasing attendance and participation

- Continue to enhance and expand course content

vetbiologics

- Premier regenerative medicine solutions for veterinarians and their patients: www.vetbiologics.com
- Product – point-of-care (in-office) kits for the collection and administration of stem cell therapies for animals:
  - Therapies include: arthritis, joint injuries and ligament injuries in dogs, cats and horses
- 2015 strategy is to expand the Company's sales force with 12 to 15 commission based representatives.
  - Seeking 30% market share


Estimated 2014 US Pet Industry Sales ($Billion)
$2.2
$4.7
$22.6
$15.3
$13.7
Food
Supplies/OTC Medications
Vet Care
Live Animal Purchases
Pet Services

U.S. STEM • CELL CLINIC

- Stem cell treatment center
- Delivery of advanced, adipose cell therapies
- First US clinic opened in 2014 in Sunrise, FL
- Ownership stakes/partnerships in 30 OUS clinics
- 2015 strategy is to expand market and patient indications



Neurological- Spinal cord injuries, ALS, Parkinson's, MS
Cardiac/Vascular – AMI, CHF, CLI
Degenerative Diseases – COPD, Diabetes, etc.
Auto Immune – RA, Crohn's, Scleroderma
Orthopedic- OA, tendon/ligament injuries

BIOHEART

Clinical Development Pipeline Update

February 2015

BIOHEART

MYOCELL™ Technology

MYOCELL



- Muscle stem cell-based therapy designed to treat heart damage by growing new muscle in damaged heart tissue.
- Uses myoblasts (muscle stem cells)
- Patient-derived; reduces risk of tissue rejection
- Committed to forming muscle, will not differentiate into other cell types or over-proliferate
- Tolerates low-oxygen conditions present in scar tissue

MYOCELL SDF1



- FDA Approved phase I study
- Combined cell and gene therapy product
- Increased muscle and blood vessel formation
- Significantly higher improvements demonstrated in preclinical studies

ADIPOCELL™ Technology



Adipose Cells: A population of cells found in adipose/fat tissue that are different from blood cells

- Contain a subset of multipotent progenitor cells
- Adipogenic, chondrogenic & osteogenic differentiation potential
- Angiogenic & Vasculogenic

BIOHEART

Target Indications

Target Indications	Description	Patient Population	US Healthcare Costs
Congestive Heart Failure (CHF)	Heart does not pump enough blood to body and organs	• 4.9 million Americans with CHF • 10 of 1,000 people over age 65 • 400,000 new cases each year	Est. at $432 billion annually.
Critical Limb Ischemia (CLI)	Arterial obstruction that severely reduce blood flow to the tissues leading to rest pain, nonhealing wounds or tissue necrosis	• 1% of Americans over age 50 may ultimately acquire CLI • Roughly 1-2 million Americans have CLI • Projected to grow to almost 2.8 million by 2020.	Est. at $11 billion annually attributed to amputations
Rheumatoid Arthritis (RA)	RA is an auto-immune chronic disease that causes pain, stiffness, swelling, and loss of function in the joints	• RA affects approximately 1.3 million Americans	Est. at $128 billion annually.

Pipeline

IND / NDA Pipeline	Target Indications	Pre-clinical R&D	Phase I/II	Phase III	Market Approval
Cardiovascular					
MYOCELL	Congestive Heart Failure (CHF)	→	→	Planned phase 3a 130 patient trial and 3b 130 confirmatory trial	Est. 2019
MYOCELL SDF-1	Congestive Heart Failure (CHF)	→	Joint Development Partnership	Joint Development Partnership	Est. 2021
IDE / 510(k) Pipeline					
ADIPOCELL	Critical Limb Ischemia (CLI)	→			Est. 2017
Autoimmune					
ADIPOCELL	Rheumatoid Arthritis (RA)	→			Est. 2018

BIOHEART

Joint Development Partnership Opportunities

MYOCELL SDF-1

- The most complex and potentially expensive clinical development pipeline program
- Seek joint development partners who:
  - Augment Bioheart research, development and clinical team
  - Bring unique expertise, intellectual property and capabilities to the program
  - Share in program costs
  - Accelerate program to approval
  - Accelerate market penetration
    - Manufacturing, distribution, marketing and sales

BIOHEART

2014 YTD Financial Achievements
As of 3Q Reporting

- Increased YTD year over year revenues from $56K to $1.6 million
- For 3Q, increased quarter over quarter revenues from $32K to $580K
- Reduced current liabilities by 23% from $13.4 million to $10.3 million
- Reduced YTD year over year net loss by 48% from $2.4 million to $1.2 million
- Reduced YTD cash used in operating activities by 52% from $1.6 million to $747 thousand

BIOHEART

2015 Selected Milestones

Expand US Stem Cell Training, Vetbiologics and US Stem Cell Clinic revenues

Offer guidance after release of 10K in March

- New product and service offerings
- New competitive pricing strategies
- Expanded sales force presence
- New partnerships

Realign and augment our clinical development pipeline

- Streamline cardiovascular products
- Add autoimmune (RA) target indication
- Advance the realigned pipeline to market approval
- Seek joint development partner(s) where applicable

Continue to improve our balance sheet position

- Raise cash when strategically advantageous and at an appropriate valuation
- Advance our debt reduction plan

Augment management team and scientific personnel

Improve our marketing communications and investor relations programs

- Seek an increase in our retail investor base
- Seek new analyst coverage
- Seek new institutional investors

BIOHEART

Thank You!